Exhibit 99.1
Phreesia Announces Second Quarter Fiscal 2026 Results
ALL-REMOTE COMPANY/WILMINGTON, Del., September 4, 2025 – Phreesia, Inc. (NYSE: PHR) (“Phreesia” or the "Company") announced financial results today for the fiscal second quarter ended July 31, 2025.
“I am proud to share that Phreesia has had many noteworthy developments over the past quarter. In addition to delivering another solid set of financial results, including achieving our first-ever net income positive quarter, we have expanded our reach and capabilities, positioning us well for the future. I am also excited to share that we entered into a definitive agreement to acquire AccessOne, a market leader in providing financing solutions for healthcare receivables. Please refer to the AccessOne press release published earlier today for additional details,” said CEO and Co-Founder Chaim Indig.
Please visit the Phreesia investor relations website at ir.phreesia.com to view the Company's Q2 Fiscal 2026 Stakeholder Letter.
Fiscal Second Quarter Ended July 31, 2025 Highlights
•Total revenue was $117.3 million in the quarter, up 15% year-over-year.
•Average number of healthcare services clients ("AHSCs") was 4,467 in the quarter, up 7% year-over-year.
•Total revenue per AHSC was $26,249 in the quarter, up 7% year-over-year. See "Key Metrics" below for additional information.
•Net income was $0.7 million in the quarter, as compared to net loss of $18.0 million in the same period in the prior year.
•Adjusted EBITDA1 was $22.1 million in the quarter, as compared to $6.5 million in the same period in the prior year.
•Net cash provided by operating activities was $14.8 million in the quarter, as compared to $11.1 million in the same period in the prior year.
•Free cash flow2 was $9.6 million in the quarter, as compared to $3.7 million in the same period in the prior year.
•Cash and cash equivalents as of July 31, 2025 was $98.3 million, an increase of $14.1 million from January 31, 2025 and up $7.4 million from April 30, 2025.
AccessOne Acquisition
Today, Phreesia announced that it has entered into a definitive agreement to acquire AccessOne Parent Holdings, Inc. (together with its subsidiaries, “AccessOne”), which will expand our suite of payment solutions. The transaction is expected to close during the third quarter or early fourth quarter of Phreesia’s 2026 fiscal year, subject to customary closing conditions and regulatory approvals.
AccessOne is a market leader in providing financing solutions for healthcare receivables, working with some of the largest health systems in the U.S. AccessOne takes minimal credit risk and offers healthcare providers a scalable, compliant and operationally efficient tool that improves collections without undermining patient trust. We believe the addition of AccessOne’s platform is a natural progression that will integrate well with our existing products.
“We have followed AccessOne’s progress over many years and admired its approach to addressing a critical gap in care that is consistent with our mission of making care easier every day,” said Chaim Indig, Phreesia’s CEO and Co-Founder.
For more information, please see our Current Report on Form 8-K filed with the SEC on September 4, 2025.
1 Adjusted EBITDA is a non-GAAP measure. We calculate Adjusted EBITDA as net income (loss) before interest income, net, income tax (benefit) expense, depreciation and amortization, stock-based compensation expense and other (income) expense, net. See “Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the closest GAAP measure.
2 Free cash flow is a non-GAAP measure. We calculate free cash flow as net cash provided by operating activities less capitalized internal-use software development costs and purchases of property and equipment. See “Non-GAAP Financial Measures” for a reconciliation of free cash flow to the closest GAAP measure.

Fiscal 2026 Outlook
We are maintaining our revenue outlook for fiscal 2026. We expect revenue to be in the range of $472 million to $482 million. The revenue range provided for fiscal 2026 assumes no additional revenue from the AccessOne Acquisition or other potential future acquisitions completed between now and January 31, 2026.
We are updating our Adjusted EBITDA outlook for fiscal 2026 to a range of $87 million to $92 million from a previous range of $85 million to $90 million. The Adjusted EBITDA range provided for fiscal 2026 assumes continued improvements in operating leverage across the Company through a focus on efficiency and does not take into account the AccessOne Acquisition.
We are maintaining our expectation for AHSCs to reach approximately 4,500 in fiscal 2026. Additionally, we expect total revenue per AHSC in fiscal 2026 to increase from fiscal 2025.
We expect to update our fiscal 2026 financial outlook following the close of the AccessOne Acquisition.
We believe our $98.3 million in cash and cash equivalents as of July 31, 2025, along with cash generated in our normal operations, gives us sufficient flexibility to reach our fiscal 2026 outlook. Additionally, our available borrowing capacity under our credit facility with Capital One provides us with an additional source of capital to pursue future growth opportunities not incorporated into our fiscal 2026 outlook. As of July 31, 2025 we had no borrowings outstanding under our credit facility. In addition, we intend to finance the AccessOne Acquisition through a combination of cash from our balance sheet and proceeds from a new, fully committed bridge loan.
Non-GAAP3 Financial Measures
We have not reconciled our Adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other (income) expense, net and income tax (benefit) expense, which are reconciling items between Adjusted EBITDA and GAAP net income (loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss). For further information regarding the non-GAAP financial measures included in this press release, including a reconciliation of GAAP to non-GAAP financial measures and an explanation of these measures, please see “Non-GAAP Financial Measures” below.
Available Information
We intend to use our Company website (including our Investor Relations website) as well as our Facebook, X, LinkedIn and Instagram accounts as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.
Forward Looking Statements
This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. These statements include, but are not limited to, statements regarding: our future financial and operating performance, including our revenue, operating leverage, margins, Adjusted EBITDA and cash flows; the consummation of the AccessOne Acquisition and timing thereof; the expected results of the AccessOne Acquisition discussed herein, including an expansion of our total addressable market; our ability to finance our plans to achieve our fiscal 2026 outlook with our current cash balance and cash generated in the normal course of business; and our outlook for fiscal 2026, including our expectations regarding revenue, Adjusted EBITDA, AHSCs and total revenue per AHSC. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be
3 GAAP is defined as generally accepted accounting principles in the United States.

affected by a variety of risks and factors that are beyond our control, including, without limitation, risks associated with: our ability to effectively manage our growth and meet our growth objectives; our focus on the long-term and our investments in growth; the ability of the parties to consummate the AccessOne Acquisition in a timely manner or at all; satisfaction of the conditions precedent to consummation of the AccessOne Acquisition, including the ability to secure required consents and regulatory approvals in a timely manner or at all; the ability to obtain funding for the AccessOne Acquisition; the ability to integrate operations or realize any operational or corporate synergies and other benefits from the AccessOne Acquisition; the competitive environment in which we operate; our ability to comply with the covenants in our credit agreement with Capital One; changes in market conditions and receptivity to our products and services; our ability to develop and release new products and services and successful enhancements, features and modifications to our existing products and services; our ability to maintain the security and availability of our platform; the impact of cyberattacks, security incidents or breaches impacting our business; changes in laws and regulations applicable to our business model; our ability to make accurate predictions about our industry and addressable market; our ability to attract, retain and cross-sell to healthcare services clients; our ability to continue to operate effectively with a primarily remote workforce and attract and retain key talent; our ability to realize the intended benefits of our acquisitions and partnerships; and difficulties in integrating our acquisitions and investments; artificial intelligence that can impact our business, including by posing security risks to our confidential information, proprietary information and personal data, increasing our regulatory and compliance burden and increasing competition; and other general, market, political, economic and business conditions (including from the change in U.S. presidential administration, tariff and trade issues, and the warfare and/or political and economic instability in Ukraine, the Middle East or elsewhere). The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those listed or described in our filings with the Securities and Exchange Commission (“SEC”), including in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2025 that will be filed with the SEC following this press release. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
This press release includes certain non-GAAP financial measures as defined by SEC rules. We have provided a reconciliation of those measures to the most directly comparable GAAP measures, with the exception of our Adjusted EBITDA outlook for the reasons described above.
Conference Call Information
We will hold a conference call on Thursday, September 4, 2025 at 5:00 p.m. Eastern Time to review our fiscal 2026 second quarter financial results. To participate in our live conference call and webcast, please dial (800) 715-9871 (or (646) 307-1963 for international participants) using conference code number 7404611 or visit the “Events & Presentations” section of our Investor Relations website at ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
About Phreesia
Phreesia is a trusted leader in patient activation, giving healthcare providers, life sciences companies and other organizations tools to help patients take a more active role in their care. Founded in 2005, Phreesia enabled approximately 170 million patient visits in 2024—1 in 7 visits across the U.S.—scale that we believe allows us to make meaningful impact. Offering patient-driven digital solutions for intake, outreach, education and more, Phreesia enhances the patient experience, drives efficiency and improves healthcare outcomes.

Investor Relations Contact:
Balaji Gandhi
Phreesia, Inc.
investors@phreesia.com
(929) 506-4950

Media Contact:
Nicole Gist
Phreesia, Inc.
nicole.gist@phreesia.com
(407) 760-6274

Phreesia, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	July 31, 2025	January 31, 2025
	(Unaudited)
Assets
Current:
Cash and cash equivalents	$98,266	$84,220
Settlement assets	28,875	29,176
Accounts receivable, net of allowance for doubtful accounts of $2,654 and $1,468 as of July 31, 2025 and January 31, 2025, respectively	76,842	73,617
Deferred contract acquisition costs	431	401
Prepaid expenses and other current assets	18,227	15,871
Total current assets	222,641	203,285
Property and equipment, net of accumulated depreciation and amortization of $90,765 and $84,505 as of July 31, 2025 and January 31, 2025, respectively	22,769	23,651
Capitalized internal-use software, net of accumulated amortization of $62,272 and $55,991 as of July 31, 2025 and January 31, 2025, respectively	53,881	52,763
Operating lease right-of-use assets	1,043	1,477
Deferred contract acquisition costs	551	583
Intangible assets, net of accumulated amortization of $10,147 and $8,407 as of July 31, 2025 and January 31, 2025, respectively	26,403	28,143
Goodwill	75,845	75,845
Deferred tax asset	1,640	—
Other assets	3,856	2,668
Total Assets	$408,629	$388,415
Liabilities and Stockholders’ Equity
Current:
Settlement obligations	$28,875	$29,176
Current portion of finance lease liabilities and other debt	7,096	8,043
Current portion of operating lease liabilities	941	964
Accounts payable	6,527	5,622
Accrued expenses	34,783	37,460
Deferred revenue	26,913	32,758
Total current liabilities	105,135	114,023
Long-term finance lease liabilities and other debt	4,576	8,150
Operating lease liabilities, non-current	179	646
Long-term deferred revenue	81	119
Long-term deferred tax liabilities	626	484
Other long-term liabilities	45	185
Total Liabilities	110,642	123,607
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, undesignated, $0.01 par value—20,000,000 shares authorized as of both July 31, 2025 and January 31, 2025; no shares issued or outstanding as of both July 31, 2025 and January 31, 2025	—	—
Common stock, $0.01 par value—500,000,000 shares authorized as of both July 31, 2025 and January 31, 2025; 61,124,918 and 60,083,444 shares issued as of July 31, 2025 and January 31, 2025, respectively	611	601
Additional paid-in capital	1,147,540	1,111,274
Accumulated deficit	(804,756)	(801,496)
Accumulated other comprehensive income (loss)	112	(51)
Treasury stock, at cost, 1,355,169 shares as of both July 31, 2025 and January 31, 2025	(45,520)	(45,520)
Total Stockholders’ Equity	297,987	264,808
Total Liabilities and Stockholders’ Equity	$408,629	$388,415

Phreesia, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three months ended July 31,		Six months ended July 31,
	2025	2024	2025	2024
Revenue:
Subscription and related services	$53,702	$48,612	$108,057	$95,354
Payment processing fees	28,392	25,300	58,317	52,360
Network solutions	35,161	28,203	66,817	55,618
Total revenues	117,255	102,115	233,191	203,332
Expenses:
Cost of revenue (excluding depreciation and amortization)	17,398	16,143	34,035	31,866
Payment processing expense	20,243	16,668	41,671	34,965
Sales and marketing	25,396	30,184	51,439	62,195
Research and development	29,274	29,542	61,103	58,423
General and administrative	19,042	19,497	35,450	38,549
Depreciation	3,279	3,921	6,265	7,445
Amortization	4,130	3,382	8,022	6,531
Total expenses	118,762	119,337	237,985	239,974
Operating loss	(1,507)	(17,222)	(4,794)	(36,642)
Other income (expense), net	336	(86)	674	(117)
Interest income, net	608	46	378	285
Total other income (expense), net	944	(40)	1,052	168
Loss before income tax benefit (expense)	(563)	(17,262)	(3,742)	(36,474)
Income tax benefit (expense)	1,217	(750)	482	(1,260)
Net income (loss)	$654	$(18,012)	$(3,260)	$(37,734)
Net income (loss) per share attributable to common stockholders:
Basic	$0.01	$(0.31)	$(0.06)	$(0.66)
Diluted	$0.01	$(0.31)	$(0.06)	$(0.66)
Weighted-average common shares outstanding:
Basic	59,591,545	57,502,959	59,261,722	57,089,232
Diluted	61,685,811	57,502,959	59,261,722	57,089,232

Phreesia, Inc.
Unaudited Consolidated Statements of Comprehensive Income (Loss)
(in thousands)

	Three months ended July 31,		Six months ended July 31,
	2025	2024	2025	2024
Net income (loss)	$654	$(18,012)	$(3,260)	$(37,734)
Other comprehensive (loss) income:
Net change in unrealized (losses) gains on cash flow hedges	(199)	—	208	—
Change in foreign currency translation adjustments	(73)	(3)	(45)	(2)
Other comprehensive (loss) income	(272)	(3)	163	(2)
Comprehensive income (loss)	$382	$(18,015)	$(3,097)	$(37,736)

Phreesia, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Three months ended July 31,		Six months ended July 31,
	2025	2024	2025	2024
Operating activities:
Net income (loss)	$654	$(18,012)	$(3,260)	$(37,734)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,409	7,303	14,287	13,976
Stock-based compensation expense	16,230	16,448	33,455	33,288
Amortization of deferred financing costs and debt discount	62	51	124	112
Cost of Phreesia hardware purchased by customers	157	334	593	677
Deferred contract acquisition costs amortization	242	192	352	384
Non-cash operating lease expense	218	188	433	361
Deferred taxes	(1,583)	56	(1,498)	119
Changes in operating assets and liabilities:
Accounts receivable	(1,820)	4,976	(3,310)	3,583
Prepaid expenses and other assets	(2,660)	2,867	(2,916)	3,281
Deferred contract acquisition costs	(351)	(213)	(351)	(213)
Accounts payable	2,068	1,186	329	(1,750)
Accrued expenses and other liabilities	(1,289)	(1,392)	(2,180)	(2,547)
Lease liabilities	(238)	(201)	(490)	(420)
Deferred revenue	(4,264)	(2,722)	(5,883)	(2,777)
Net cash provided by operating activities	14,835	11,061	29,685	10,340
Investing activities:
Capitalized internal-use software	(3,435)	(2,976)	(7,323)	(7,546)
Purchases of property and equipment	(1,767)	(4,427)	(5,271)	(5,303)
Net cash used in investing activities	(5,202)	(7,403)	(12,594)	(12,849)
Financing activities:
Proceeds from issuance of common stock upon exercise of stock options	114	219	242	566
Proceeds from employee stock purchase plan	575	690	1,343	1,603
Finance lease payments	(2,510)	(1,995)	(3,886)	(3,275)
Principal payments on financing agreements	(328)	(295)	(648)	(584)
Debt issuance costs and loan facility fee payments	—	—	(38)	(152)
Financing payments of acquisition-related liabilities	—	—	—	(1,364)
Net cash used in financing activities	(2,149)	(1,381)	(2,987)	(3,206)
Effect of exchange rate changes on cash and cash equivalents	(89)	(6)	(58)	(7)
Net increase (decrease) in cash and cash equivalents	7,395	2,271	14,046	(5,722)
Cash and cash equivalents – beginning of period	90,871	79,527	84,220	87,520
Cash and cash equivalents – end of period	$98,266	$81,798	$98,266	$81,798

Supplemental information of non-cash investing and financing information:
Right of use assets acquired in exchange for operating lease liabilities	$—	$1,194	$—	$1,958
Property and equipment acquisitions through finance leases	$—	$333	$—	$6,862
Purchase of property and equipment and capitalized software included in current liabilities	$2,461	$1,517	$2,461	$1,517
Capitalized stock-based compensation	$320	$315	$652	$663
Issuance of stock to settle liabilities for stock-based compensation	$1,346	$1,649	$7,854	$7,826
Cash paid for:
Interest	$330	$381	$654	$864
Income taxes	$763	$417	$1,314	$2,010

Non-GAAP Financial Measures
This press release and statements made during the above-referenced webcast may include certain non-GAAP financial measures as defined by SEC rules.
Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. We calculate Adjusted EBITDA as net income (loss) before interest income, net, income tax (benefit) expense, depreciation and amortization, and before stock-based compensation expense and other (income) expense, net.
We have provided below a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this press release and our Quarterly Report on Form 10-Q to be filed after this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
We have not reconciled our Adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other (income) expense, net and income tax (benefit) expense which are reconciling items between Adjusted EBITDA and GAAP net income (loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss).
Our use of Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; (3) tax payments that may represent a reduction in cash available to us; or (4) interest income, net; and
•Other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, net income (loss), and our GAAP financial results. The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, for each of the periods indicated:

Phreesia, Inc.
Adjusted EBITDA

	Three months ended July 31,		Six months ended July 31,
(in thousands, unaudited)	2025	2024	2025	2024
Net income (loss)	$654	$(18,012)	$(3,260)	$(37,734)
Interest income, net	(608)	(46)	(378)	(285)
Income tax (benefit) expense	(1,217)	750	(482)	1,260
Depreciation and amortization	7,409	7,303	14,287	13,976
Stock-based compensation expense	16,230	16,448	33,455	33,288
Other (income) expense, net	(336)	86	(674)	117
Adjusted EBITDA	$22,132	$6,529	$42,948	$10,622
We calculate free cash flow as net cash provided by operating activities less capitalized internal-use software development costs and purchases of property and equipment.
Additionally, free cash flow is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investments, partnerships and acquisitions, and strengthening our financial position.
The following table presents a reconciliation of free cash flow from net cash provided by operating activities, the most directly comparable GAAP financial measure, for each of the periods indicated:
Phreesia, Inc.
Free cash flow

	Three months ended July 31,		Six months ended July 31,
(in thousands, unaudited)	2025	2024	2025	2024
Net cash provided by operating activities	$14,835	$11,061	$29,685	$10,340
Less:
Capitalized internal-use software	(3,435)	(2,976)	(7,323)	(7,546)
Purchases of property and equipment	(1,767)	(4,427)	(5,271)	(5,303)
Free cash flow	$9,633	$3,658	$17,091	$(2,509)

Phreesia, Inc.
Reconciliation of GAAP and Adjusted Operating Expenses

	Three months ended July 31,		Six months ended July 31,
(in thousands, unaudited)	2025	2024	2025	2024
GAAP operating expenses
General and administrative	$19,042	$19,497	$35,450	$38,549
Sales and marketing	25,396	30,184	51,439	62,195
Research and development	29,274	29,542	61,103	58,423
Cost of revenue (excluding depreciation and amortization)	17,398	16,143	34,035	31,866
	$91,110	$95,366	$182,027	$191,033
Stock compensation included in GAAP operating expenses
General and administrative	$6,362	$6,276	$12,935	$12,485
Sales and marketing	4,745	5,303	9,919	11,069
Research and development	4,204	3,629	8,597	7,256
Cost of revenue (excluding depreciation and amortization)	919	1,240	2,004	2,478
	$16,230	$16,448	$33,455	$33,288
Adjusted operating expenses
General and administrative	$12,680	$13,221	$22,515	$26,064
Sales and marketing	20,651	24,881	41,520	51,126
Research and development	25,070	25,913	52,506	51,167
Cost of revenue (excluding depreciation and amortization)	16,479	14,903	32,031	29,388
	$74,880	$78,918	$148,572	$157,745
Phreesia, Inc.
Key Metrics
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2025	2024	2025	2024
Key Metrics:
Average number of healthcare services clients ("AHSCs")	4,467	4,169	4,439	4,117
Total revenue per AHSC	$26,249	$24,494	$52,532	$49,388
The definitions of our key metrics are presented below.
•AHSCs. We define AHSCs as the average number of clients that generate subscription and related services or payment processing fees revenue each month during the applicable period. In cases where we act as a subcontractor providing white-label services to our partner's clients, we treat the contractual relationship as a single healthcare services client. We believe growth in AHSCs is a key indicator of the performance of our business and depends, in part, on our ability to successfully develop and market our solutions to healthcare services organizations that are not yet clients. We believe growth in AHSCs provides useful information to investors as an important indicator of expected revenue growth. In addition, growth in AHSCs informs our management of the areas of our business that will require further investment to support expected future AHSC growth. For example, as AHSCs increase, we may need to add to our customer support team and invest to maintain effectiveness and performance of our solutions for our healthcare services clients and their patients.
•Total revenue per AHSC. We define total revenue per AHSC as total revenue in a given period divided by the number of AHSCs during that same period. Our healthcare services clients directly generate subscription and related services and payment processing fees revenue. Additionally, our relationships with healthcare services clients who subscribe to our solutions give us the opportunity to engage with life sciences companies, government entities, patient advocacy, public interest and not-for-profit and other organizations who deliver direct communication to patients through our solutions. As a result, we believe that our ability to increase total revenue per AHSC provides useful information to investors as an indicator of the long-term value of our solutions.

Phreesia, Inc.
Additional Information
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2025	2024	2025	2024
Patient payment volume (in millions)	$1,250	$1,093	$2,564	$2,259
Payment facilitator volume percentage	82%	81%	82%	81%

•Patient payment volume. We believe that patient payment volume is an indicator of both the underlying health of our healthcare services clients’ businesses and the continuing shift of healthcare costs to patients. We measure patient payment volume as the total dollar volume of transactions between our healthcare services clients and their patients utilizing our payment platform, including via credit and debit cards that we process as a payment facilitator as well as cash and check payments and credit and debit transactions for which we act as a gateway to other payment processors.
•Payment facilitator volume percentage. We define payment facilitator volume percentage as the volume of credit and debit card patient payments that we process as a payment facilitator as a percentage of total patient payment volume. Payment facilitator volume is a major driver of our payment processing fees revenue. Our payment facilitator volume percentage could decline slightly over time should we increase our penetration of enterprise customers that are less likely to use Phreesia as a payment facilitator.